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                                                                       EXHIBIT 5
                           JONES, DAY, REAVIS & POGUE
                               3500 SunTrust Plaza
                              303 Peachtree Street
                           Atlanta, Georgia 30308-3242
                                 (404) 521-3939

                                 April 25, 2000

Nextel Communications, Inc.
2001 Edmund Halley Drive
Reston, Virginia  20191

       Re: Registration Statement for 4 3/4% Convertible Senior Notes due 2007 and Common Stock

Dear Sirs:

       We have acted as counsel to Nextel Communications, Inc., a Delaware corporation (the "Company"), and in such capacity have examined the Company's registration statement on Form S-3 (File No. 333-34824) (the Form S-3, including any amendments and supplements thereto, is referred to collectively herein as the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on April 14, 2000 under the Securities Act of 1933, as amended. The Registration Statement relates to the proposed registration for resale by certain selling security holders identified in the Registration Statement (the "Selling Security Holders") of up to $600,000,000 aggregate principal amount of the Company's 4 3/4% Convertible Senior Notes due 2007 (the "Notes"), the shares of Class A Common Stock, par value $.001 per share (the "Common Stock"), issuable upon conversion of the Notes and 100,000 shares of Common Stock offered by another Selling Security Holder (the "Additional Shares").

            As counsel for the Company and for purposes of this opinion, we have made those examinations and investigations of legal and factual matters we deemed advisable and have examined originals or copies, certified or otherwise identified to our satisfaction as true copies of the originals, of those corporate records, certificates, documents, and other instruments which, in our judgment, we considered necessary or appropriate to enable us to render the opinions expressed below, including the Company's Certificate of Incorporation, as amended to date; the Company's Bylaws, as amended to date; and the minutes of meetings of the Company's Board of Directors and other corporate proceedings relating to the authorization and issuance of the Selling Security Holders' securities. We have assumed, without independent verification, the genuineness and authorization of all signatures and the conformity to the originals of all copies submitted to us or inspected by us as certified, conformed, or photostatic copies. Also, we have assumed full and proper payment to the Company for the Notes being registered in the Registration Statement and full and proper payment of the exercise price for the option pursuant to which the Selling Security Holder acquired the Additional Shares.



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            We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the General Corporation Law of the State of Delaware as in effect on the date hereof, and also express no opinion with respect to the blue sky or securities laws of any state, including Delaware.

            Based upon the foregoing, we are of the opinion that (i) the aggregate principal amount of Notes being registered for resale by the Registration Statement are duly authorized, executed by proper officers of the Company, authenticated by the trustee, and delivered, and are validly issued and outstanding obligations of the Company, entitled to the benefits of the indenture; (ii) to the extent that shares of Common Stock are issued upon conversion of the Notes, such shares of Common Stock will be duly authorized, validly issued, fully paid, and nonassessable; and (iii) the Additional Shares are validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us with respect to this opinion under the heading "Legal Matters" in the prospectus which is part of the Registration Statement.

                                             Very truly yours,

                                             /s/ JONES, DAY, REAVIS & POGUE